Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (No. 333-126610, 333-139610, 333-143155, 333-155426, 333-165342, 333-179907, 333-187087, and 333-194331) of Tesco Corporation of our report dated March 4, 2014, except for Note 2, as to which the date is March 31, 2015, relating to the financial statements, and financial statement schedule, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Houston, TX
March 31, 2015